Exhibit 16.1

August 30, 2007

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:           E Cash, Inc.

We have read the statements made by E Cash, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K/A as part of the Company’s Form 8-K/A report dated August 30, 2007.  We agree with the statements concerning our Firm in such Form 8-K/A.  We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

/s/ Meyler & Company, LLC